UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

CU BANCORP

(Exact name of registrant as specified in its charter)

California	001-35683	90-0779788
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

15821 Ventura Boulevard, Suite 100- Encino, CA		91436
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 257-7700

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Incentives Pursuant to Plan

On March 3, 2015, the CU Bancorp Compensation, Nominating and Corporate Governance Committee (“Compensation Committee”) awarded cash (and equity) incentives to named executive officers that will be paid during March 2015. The awards were made pursuant to the 2014 CU Bancorp Executive Performance Incentive Plan, which provides guidelines for eligibility for and amount of awards based on a combination of Company performance and individual achievement, target categories and discretionary components. Notwithstanding achievement of guidelines and performance goals, the actual payment of awards is subject to the Compensation Committee’s discretion.

The cash incentives granted are as follows:

Name	Position	Amount of Cash Incentive
David I. Rainer	Chief Executive Officer	$225,000*
Anne A. Williams	Executive Vice President, Chief Operating Officer, Chief Credit Officer	$120,000.00
Karen Schoenbaum	Executive Vice President, Chief Financial Officer	$100,000.00
Anita Y. Wolman	Executive Vice President, Chief Administrative Officer, General Counsel, Corporate Secretary	$100,000.00

*	A portion of Mr. Rainer’s award was paid in the form of CU Bancorp restricted stock pursuant to the Company’s 2007 Equity and Incentive Plan, as amended and restated July 31. 2014. He received 4800 shares of CU Bancorp restricted stock which will vest on March 3, 2016. Based on the closing market price of CU Bancorp common stock on March 3, 2015, the value of the grant was $100,080.00. Mr. Rainer will receive the remainder of his award in cash, equal to $124,920.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1         2014 CU Bancorp Executive Performance Incentive Plan **³

**	Incorporated by Reference from Exhibit 10.1 to Quarterly Report on Form 10-K for Quarter Ended March 31, 2014 as filed on May 9, 2014.
³	Refers to management contracts or compensatory plans or arrangements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CU Bancorp

Dated: March 6, 2015	By:	/s/ Anita Y. Wolman
Anita Y. Wolman
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1

CU Bancorp 2014 Executive Performance Incentive Plan (incorporated by Reference from Exhibit 10.1 to Quarterly Report on Form 10-K for Quarter Ended March 31, 2014 as filed on May 9, 2014). ³

³ Refers to management contracts or compensatory plans or arrangements

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